                                                                   EXHIBIT 15(i)



                MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12B-1
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


         WHEREAS, Short-Term Investments Trust (the "Trust") is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the shares of beneficial interest of the Trust may be divided into a number of separate series, including the Treasury Portfolio (hereinafter referred to as the "Portfolios"); and

         WHEREAS, the Treasury Portfolio is comprised of a Personal Investment Class, a Private Investment Class and a Cash Management Class ("Retail Shares") and an institutional class, and Retail Shares are offered to customers through certain banks and broker-dealers that may offer special shareholder services to such customers; and

         WHEREAS, the Trust desires to adopt, on behalf of the series of beneficial interest set forth in Appendix A attached hereto (the "Shares"), a Plan pursuant to Rule 12b-1 under the Act with respect to the Shares, and the trustees of the Trust have determined that there is a reasonable likelihood that adoption of this Plan will benefit the Trust, the Treasury Portfolio and the holders of the Shares; and

         WHEREAS, the Trust has employed A I M Advisors, Inc. ("AIM") as its investment advisor with respect to the Treasury Portfolio to supply investment advice; and

         WHEREAS, the Trust on behalf of the Treasury Portfolio has entered into a Master Distribution Agreement (the "Distribution Agreement") designating a principal distributor of the Shares (the "Distributor").

         NOW THEREFORE, the Trust hereby adopts, on behalf of the Treasury Portfolio, the following terms constituting a Plan pursuant to Rule 12b-1 under the 1940 Act with respect to the Classes of Shares set forth in Appendix A:

         1. The Trust may act as a distributor of the Shares of which the Trust is the issuer, pursuant to Rule 12b-1 under the 1940 Act, according to the terms of this Distribution Plan (the "Plan").

         2. Amounts set forth in Appendix A may be expended when and if authorized in advance by the Trust's Board of Trustees. Such amounts may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, supplemental payments to the Distributor and the costs of administering the Plan. All amounts expended pursuant to the Plan shall be paid

      (i)     to the Distributor, as an asset-based sales charge,

      (ii) as a service fee to certain banks ("Service Providers") who offer continuing personal shareholder services to their customers who invest in the Shares, and who have entered into Shareholder Service Agreements substantially in the form of Exhibit A hereto, and

      (iii) as a service fee to certain broker-dealers and other financial institutions ("Institutions") who offer continuing personal shareholder services to their customers who invest in the Shares, and who have entered into Shareholder Service Agreements substantially in the form of Exhibit B hereto.

      The maximum shareholder service fee payable to any Service Provider or Institution shall not exceed twenty-five one hundredths of one percent (0.25%) per annum. Amounts paid under the Plan that are not paid as service fees shall be deemed to be asset-based sales charges.

      The activities, the payment of which by the Trust are intended to be within the scope of the Plan, shall include, but not necessarily be limited to, payments to the Distributor for its distribution-related activities and to Service Providers and Institutions as asset-based sales charges or as a service fee in respect of the Shares owned by shareholders with whom such Service Provider or Institution has a shareholder servicing relationship. Shareholder servicing may include, among other things: (i) answering client inquiries regarding the Shares and the Treasury Portfolio; (ii) assisting clients in changing dividend options, account designations and addresses; (iii) performing sub-accounting; (iv) establishing and maintaining shareholder accounts and records; (v) processing purchase and redemption transactions; (vi) automatic investment in Shares of customer cash account balances; (vii) providing periodic statements showing a customer's account balance and integrating such statements with those of other transactions and balances in the customer's other accounts serviced by such firm; (viii) arranging for bank wires; and (ix) such other services as the Trust may request on behalf of the Shares, to the extent such firms are permitted to engage in such services by applicable statute, rule or regulation.

      3. No additional payments are to be made by the Trust on behalf of the Treasury Portfolio with respect to the Shares as a result of the Plan other than the payments such Portfolio is otherwise obligated to make (i) to AIM pursuant to the Master Investment Advisory Agreement and (ii) for the expenses otherwise incurred by the Treasury Portfolio and the Trust on behalf of the Shares in the normal conduct of the Treasury Portfolio's business pursuant to the Master Investment Advisory Agreement. However, to the extent any payments by the Trust on behalf of the Treasury Portfolio to AIM or such Portfolio's shareholder servicing and transfer agent; by AIM to any Service Providers or Institutions pursuant to any Shareholder Service Agreement; or, generally, by the Trust on behalf of the Treasury Portfolio to any party for the Treasury Portfolio's operating expenses, are deemed to be payments for the financing of any activity primarily intended to result in the sale of the Treasury Portfolio's shares within the context of Rule 12b-1 under the 1940 Act, then such payments shall be deemed to be made pursuant to the Plan as set forth herein.

      4. Notwithstanding any of the foregoing, while the Plan is in effect, the following terms and provisions will apply:


      a. The officers of the Trust shall report quarterly in writing to the Board of Trustees on the amounts and purpose of payments for any of the activities in paragraph 1 and shall furnish the Board of Trustees with such other information as the Board may reasonably request in connection with such payments in order to enable the Board to make an informed determination of the nature and value of such expenditures.

      b. The Plan shall continue in effect for a period of more than one year from the date written below only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the non-interested trustees, by vote cast in person at a meeting called for the purpose of voting on the Plan.

      c. The Plan may be terminated with respect to any class of Shares at any time by vote of a majority of the non-interested trustees or by vote of a majority of the outstanding voting securities of the applicable class of Shares, on not more than sixty (60) days' written notice to any other party to the Plan.

      d. The Plan may not be amended to materially increase the amount to be spent hereunder or to permit the Trust on behalf of the Treasury Portfolio to make payments for distribution other than to the Distributor or with respect to a Shareholder Service Agreement or without approval by the holders of the applicable class of Shares, and all material amendments to the Plan shall be approved by vote of the dis-interested trustees cast in person at a meeting called for the purpose of voting on such amendment.

      e. So long as the Plan is in effect, the selection and nomination of the Trust's dis-interested trustees shall be committed to the discretion of such dis-interested trustees.


      5. This Plan shall be subject to the laws of the State of Texas and shall be interpreted and construed to further promote the operation of the Trust as an open-end investment company. As used herein the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," "Parent," "Affiliated Person," and "Majority of the Outstanding Voting Securities" shall have the meanings set forth in the Securities Act of 1933, as amended, or the 1940 Act, and the rules and regulations thereunder.

      6. Nothing herein shall be deemed to protect the parties to any Shareholder Service Agreement entered into pursuant to this Plan against any liability to the Trust or its shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties hereunder, or by reason of their reckless disregard of their obligations and duties hereunder.

      IN WITNESS WHEREOF, the undersigned has executed this document as constituting a Plan pursuant to Rule 12b-1.


SHORT-TERM INVESTMENTS TRUST




By:   /s/ CHARLES T. BAUER
      ------------------------
      President


Effective Date: August 6, 1993

                                 APPENDIX A TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                          SHORT-TERM INVESTMENTS TRUST


      The Trust shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Class as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Class to the average daily net asset value of the Class for the plan year, computed in a manner used for the determination of the offering price of shares of the Class.




TREASURY PORTFOLIO                                     ANNUAL RATE
------------------                                     -----------

Personal Investment Class                                 0.75%

Private Investment Class                                  0.50%

Cash Management Class                                     0.10%





______________________________
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Class. The amount of the Distribution Fee is subject to any applicable limitations imposed from time to time by applicable Rules of the National Association of Securities Dealers, Inc.

                                                                      EXHIBIT A






[LOGO APPEARS HERE]           FUND MANAGEMENT COMPANY
FUND MANAGEMENT COMPANY       SHAREHOLDER SERVICE AGREEMENT



                              (BANKS)
                                                        ______________, 19_____

Fund Management Company
11 Greenway Plaza, Suite 1919
Houston, Texas  77046-1173

Gentlemen:

       We desire to enter into an Agreement with Fund Management Company ("FMC") as agent on behalf of the funds listed on Schedule A hereto (the "Funds"), for the servicing of our clients who are shareholders of, and the administration of accounts in, the Funds. We understand that this Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the Funds, under a Distribution Plan (the "Plan") adopted pursuant to said Rule, and is subject to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"). This Agreement defines the services to be provided by us for which we are to receive payments pursuant to the Plan. The Plan and the Agreement have been approved by a majority of the directors or trustees of the applicable Fund, including a majority of directors or trustees who are not interested persons of the applicable Fund, and who have no direct or indirect financial interest in the operation of the Plan or related agreements, by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination, in the exercise of their reasonable business judgement and in light of their fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of its Shares. The terms and conditions of this Agreement shall be as follows:

1. To the extent that we provide continuing personal shareholder services and administrative support services to our customers who may from time to time own shares of the Funds of record or beneficially, including but not limited to, forwarding sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares of the Funds and providing such other services as FMC or the customer may reasonably request, you shall pay us a fee periodically. We represent that we shall accept fees hereunder only so long as we continue to provide such personal shareholder services.

2. Shares of the Funds purchased by us on behalf of our clients may be registered in our name or the name of our nominee. The client will be the beneficial owner of the shares of the

Shareholder Service Agreement                                           Page 2
(Banks)


       Funds purchased and held by us in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. We agree to transmit to FMC in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client all proxy statements, periodic shareholder reports and other communications received from FMC by us on behalf of our clients. FMC on behalf of the Funds agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required under applicable law or regulation.

3. We agree to transfer to the Funds' custodian in a timely manner as set forth in the applicable prospectus, federal funds in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by FMC. In the event that FMC fails to receive such federal funds on such date (other than through the fault of FMC or the Fund's custodian), we shall indemnify the applicable Fund or FMC against any expense (including overdraft charges) incurred by the applicable Fund or FMC as a result of the failure to receive such federal funds.

4. We agree to make available upon FMC's request, such information relating to our clients who are beneficial owners of Fund shares and their transactions in such shares as may be required by applicable laws and regulations or as may be reasonably requested by FMC.

5. We agree to transfer record ownership of a client's Fund shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

6. We acknowledge that we are solely responsible for the registration of account information for FMC's subaccounting customers through AIM LINK(TM), and that neither FMC, A I M Institutional Fund Services, Inc. ("AIFS") nor any Fund is responsible for the accuracy of such information; and we will indemify and hold harmless FMC, AIFS and the Funds for any claims or expenses resulting from the inaccuracy or inadequacy of such information.

7. We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as may be necessary or beneficial in carrying out the purposes of this Agreement.

8. Neither we nor any of our employees or agents are authorized to make any representation to our clients concerning the Funds except those contained in the then current applicable prospectus applicable to the Funds, copies of which will be supplied to us by FMC; and we shall have no authority to act as agent for any Fund. Neither a Fund, nor A I M Advisors, Inc. ("AIM") will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients and neither a Fund nor AIM shall participate, directly or indirectly,

Shareholder Service Agreement                                           Page 3
(Banks)


       in any compensation that we may receive from our clients in connection with our acting on their behalf with respect to this Agreement.

9. In consideration of the services and facilities described herein, we shall receive a maximum annual service fee and asset-based sales charge, payable monthly, as set forth on Schedule A. We understand that this Agreement and the payment of such service fees and asset-based sales charge has been authorized and approved by the Board of Directors or Trustees of the applicable Fund, and that the payment of fees thereunder is subject to limitations imposed by the rules of the NASD. Service fees may be remitted to us net of any amounts due and payable to FMC, AIFS or the Funds from us. A schedule of fees relating to subaccounting is attached hereto as Schedule B.

10. FMC reserves the right, at its discretion and without notice, to suspend the sale of any Fund or withdraw the sale of shares of a Fund.

11. FMC may amend this Agreement or Schedule A hereto without our prior consent by mailing a copy of an amendment to us at the address set forth below. Such amendment shall become effective on the date set forth in such amendment unless we terminate this Agreement within thirty (30) days of our receipt of such amendment.

12. This Agreement may be terminated at any time by FMC on not less than 60 days' written notice to us at our principal place of business. We, on 60 days' written notice addressed to FMC at its principal place of business, may terminate this Agreement. FMC may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. FMC's failure to terminate for any cause shall not constitute a waiver of FMC's right to terminate at a later date for any such cause. This Agreement shall terminate automatically in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a) (4) of the 1940 Act.

13. All communications to FMC shall be sent to it at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.

14. We represent that our activities on behalf of our clients and pursuant to this Agreement either (i) are not such as to require our registration as a broker-dealer in the state(s) in which we engage in such activities, or (ii) we are registered as a broker-dealer in the state(s) in which we engage in such activities.

Shareholder Service Agreement                                           Page 4
(Banks)



15. This Agreement shall become effective as of the date when it is executed and dated below by FMC. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.


                                        ________________________________________
                                        (Firm Name)

                                        ________________________________________
                                        (Address)

                                        ________________________________________
                                        City/State/Zip/County

                                        BY: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Dated:__________________________________



ACCEPTED:

FUND MANAGEMENT COMPANY


BY:       ________________________________________________________

Name:     ________________________________________________________

Title:    ________________________________________________________

Dated:    ________________________________________________________

Shareholder Service Agreement                                           Page 5
(Banks)



                                   SCHEDULE A


FUNDS                                                                   FEE
-----                                                                   ---

Short-Term Investments Company

          Prime Portfolio - Personal Investment Class                   .40%

          Prime Portfolio - Private Investment Class                    .25%

          Prime Portfolio - Cash Management Class                       .08%


Short-Term Investments Trust

          Treasury Portfolio - Personal Investment Class                .40%

          Treasury Portfolio - Private Investment Class                 .25%

          Treasury Portfolio - Cash Management Class                    .08%

          Treasury TaxAdvantage Portfolio - Private Investment Class    .25%


Tax-Free Investments Co.

          Tax-Free Cash Reserve Portfolio - Private Investment Class    .25%

Shareholder Service Agreement                                           Page 6
(Banks)



                                   SCHEDULE B
                               SUBACCOUNTING FEES



          We will be assessed a fee, payable monthly, in the amount of ______ basis points of our monthly average net assets managed by you. As described in the attached Shareholder Service Agreement, we understand that the amount of any service fees remitted to us will be net of any amounts due and payable to FMC, AIFS or the Funds, including the ______ basis points of monthly average net assets related to subaccounting services provided to us by AIFS.

                                                                      EXHIBIT B






[LOGO APPEARS HERE]           FUND MANAGEMENT COMPANY
FUND MANAGEMENT COMPANY       SHAREHOLDER SERVICE AGREEMENT



                              (BROKER-DEALERS)
                                                        ______________, 19_____

Fund Management Company
11 Greenway Plaza, Suite 1919
Houston, Texas  77046-1173

Gentlemen:

       We desire to enter into an Agreement with Fund Management Company ("FMC") as agent on behalf of the funds listed on Schedule A hereto (the "Funds"), for the provision of continuing personal shareholder services to our clients who are shareholders of, and the administration of accounts in, the Funds. We understand that this Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the Funds, under a Distribution Plan (the "Plan") adopted pursuant to said Rule, and is subject to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"). This Agreement defines the services to be provided by us for which we are to receive payments pursuant to the Plan. The Plan and the Agreement have been approved by a majority of the directors or trustees of the applicable Fund, including a majority of directors or trustees who are not interested persons of the Fund, and who have no direct or indirect financial interest in the operation of the Plan or related agreements, by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination, in the exercise of their reasonable business judgement and in light of their fiduciary duties, that there is a reasonable likelihood that the Plan will benefit the Fund and the holders of its Shares. The terms and conditions of this Agreement shall be as follows:

1. We shall provide continuing personal shareholder services and administrative support services to our customers who may from time to time beneficially own shares of the Funds, including but not limited to, forwarding sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares of the Funds and providing such other services as FMC or the customer may reasonably request, and you shall pay us a fee periodically. We represent that we will accept payment of fees hereunder only so long as we continue to provide such personal shareholder services.

2. Shares of the Funds purchased by us on behalf of our clients may be registered in our name or the name of our nominee. The client will be the beneficial owner of the shares of the Funds purchased and held by us in accordance with the client's instructions and the client

Shareholder Service Agreement                                           Page 2
(Broker-Dealers)


       may exercise all applicable rights of a holder of such Shares. We agree to transmit to FMC in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client all proxy statements, periodic shareholder reports and other communications received from FMC by us on behalf of our clients. FMC on behalf of the Funds agrees to pay all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required under applicable law or regulation.

3. We agree to transfer to the Funds' custodian, in a timely manner as set forth in the applicable prospectus, federal funds in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by FMC. In the event that FMC fails to receive such federal funds on such date (other than through the fault of FMC or the Fund's custodian), we shall indemnify the applicable Fund or FMC against any expense (including overdraft charges) incurred by the applicable Fund or FMC as a result of the failure to receive such federal funds.

4. We agree to make available, upon FMC's request, such information relating to our clients who are beneficial owners of Fund shares and their transactions in such shares as may be required by applicable laws and regulations or as may be reasonably requested by FMC.

5. We agree to transfer record ownership of a client's Fund shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

6. We acknowledge that we are solely responsible for the registration of account information for FMC's subaccounting customers through AIM LINK(TM), and that neither FMC, A I M Institutional Fund Services, Inc. ("AIFS") nor any Fund is responsible for the accuracy of such information; and we will indemify and hold harmless FMC, AIFS and the Funds for any claims or expenses resulting from the inaccuracy or inadequacy of such information.

7. We shall provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as may be necessary or beneficial in carrying out the purposes of this Agreement.

8. Neither we nor any of our employees or agents are authorized to make any representation to our clients concerning the Funds except those contained in the then current applicable prospectus applicable to the Funds, copies of which will be supplied to us by FMC; and we shall have no authority to act as agent for any Fund. Neither a Fund nor A I M Advisors, Inc. ("AIM") will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients and neither a Fund nor AIM shall participate, directly or indirectly,

Shareholder Service Agreement                                           Page 3
(Broker-Dealers)


       in any compensation that we may receive from our clients in connection with our acting on their behalf with respect to this Agreement.

9. In consideration of the services and facilities described herein, we shall receive a maximum annual service fee, payable monthly, as set forth in Schedule A. We understand that this Agreement and the payment of such fees has been authorized and approved by the Board of Directors or Trustees of the applicable Fund, and that the payment of fees hereunder is subject to limitations imposed by the rules of the NASD. Service fees may be remitted to us net of any amounts due and payable to FMC, AIFS or the Funds from us. A schedule of fees relating to subaccounting is attached hereto as Schedule B.

10. FMC reserves the right, at its discretion and without notice, to suspend the sale of any Fund shares or withdraw the sale of shares of a Fund.

11. We represent that we are a member in good standing of the NASD, and agree to abide by the Rules of Fair Practice of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Our expulsion from the NASD will automatically terminate this agreement without notice. Our suspension from the NASD or a violation by us of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this agreement effective upon notice received by us from FMC.

12. This Agreement or Schedule A hereto may be amended at any time without our prior consent by FMC, by mailing a copy of an amendment to us at the address set forth below. Such amendment shall become effective on the date set forth in such amendment unless we terminate this Agreement within thirty (30) days of our receipt of such amendment.

13. This Agreement may be terminated at any time by FMC on not less than 60 days' written notice to us at our principal place of business. We, on 60 days' written notice addressed to FMC at its principal place of business, may terminate this Agreement. FMC may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. FMC's failure to terminate for any cause shall not constitute a waiver of FMC's right to terminate at a later date for any such cause. This Agreement shall terminate automatically in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a) (4) of the 1940 Act.

14. All communications to FMC shall be sent to it at P.O. Box 4333, Houston, Texas 77210-4333. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.

Shareholder Service Agreement                                           Page 4
(Broker-Dealers)



15. This Agreement shall become effective as of the date when it is executed and dated below by FMC. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.


                                        ________________________________________
                                        (Firm Name)

                                        ________________________________________
                                        (Address)

                                        ________________________________________
                                        City/State/Zip/County

                                        BY: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Dated:__________________________________



ACCEPTED:

FUND MANAGEMENT COMPANY


BY:       ________________________________________________________

Name:     ________________________________________________________

Title:    ________________________________________________________

Dated:    ________________________________________________________

Shareholder Service Agreement                                           Page 5
(Broker-Dealers)



                                   SCHEDULE A


FUNDS                                                                   FEE
-----                                                                   ---

Short-Term Investments Company

          Prime Portfolio - Personal Investment Class                   .40%

          Prime Portfolio - Private Investment Class                    .25%

          Prime Portfolio - Cash Management Class                       .08%


Short-Term Investments Trust

          Treasury Portfolio - Personal Investment Class                .40%

          Treasury Portfolio - Private Investment Class                 .25%

          Treasury Portfolio - Cash Management Class                    .08%

          Treasury TaxAdvantage Portfolio - Private Investment Class    .25%


Tax-Free Investments Co.

          Tax-Free Cash Reserve Portfolio - Private Investment Class    .25%

Shareholder Service Agreement                                           Page 6
(Broker-Dealers)



                                   SCHEDULE B
                               SUBACCOUNTING FEES



          We will be assessed a fee, payable monthly, in the amount of ______ basis points of our monthly average net assets managed by you. As described in the attached Shareholder Service Agreement, we understand that the amount of any service fees remitted to us will be net of any amounts due and payable to FMC, AIFS or the Funds, including the ______ basis points of monthly average net assets related to subaccounting services provided to us by AIFS.